Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS SECOND QUARTER 2020 OPERATING RESULTS

RYE, NY (August 5, 2020) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2020. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI") which were impacted due to the COVID-19 Pandemic.

Highlights

•	Second Quarter Earnings: Quarterly earnings reflecting gains from the monetization of Albertsons Companies Inc. (“Albertsons”) offset by credit reserves resulting from the COVID-19 Pandemic:
o	GAAP income per share of $0.22
o	NAREIT FFO per share of $0.49 and FFO before Special Items per share of $0.29, which excludes the unrealized gain on Albertsons (as discussed below)
o

COVID-19 Impact on Operations: Second quarter per share GAAP income, NAREIT FFO and FFO before Special Items were adversely impacted by approximately $0.10 of credit loss, straight-line rent reserves and tenant abatements associated with the COVID-19 Pandemic. Please refer to the table under “Operations Update” for further detail

•

Core Portfolio Operating Results: Decrease in same-property NOI of -18.7% for the second quarter predominantly due to credit reserves on billed Core rents and recoveries resulting from the COVID-19 Pandemic along with the short-term delays of rent commencement on executed new leases

•	Core Cash Collections Update: Second quarter and July 2020 cash collections of 71% and 74%, respectively, of billed Core rents and recoveries
•

Core Opening Status: At June 30, 2020, approximately 74% and 86% of its Core portfolio’s pro-rata gross annualized base rents (“ABR”) and gross leasable area (“GLA”), respectively were open for business. Continuing improvement through July 31, 2020, with approximately 82% and 88% of its pro-rata ABR and GLA, respectively were open for business. Please refer to the table under “Operations Update” for further details

•	Leasing Progress: Executed 25 new and renewal leases in the Core and Fund portfolios during the second quarter
•

Core Leasing Pipeline: Strong new lease pipeline (at lease or under LOI) of approximately $6.5 million of its Core portfolio’s pro-rata ABR, at rents that were largely in line with pre-COVID expectations

•

Albertsons Monetization: The RCP Venture (on behalf of Fund II) monetized approximately $23.2 million of its interest in Albertsons and also recognized an unrealized gain of approximately $64.9 million on its retained shares during the second quarter, of which the Company’s proportionate share is 28.3%

•	Financing and Liquidity:

Core Portfolio

o	Based on improving cash collections, generated and retained cash flow from operations
o	Closed on a new $30.0 million unsecured term loan subsequent to June 30, 2020

Fund Portfolio

o	Fund V has 40% of future acquisition capacity (approximately $600.0 million on a leveraged basis) remaining to invest
o	Fund V continues to make cash distributions and made no new investments during the second quarter

“While we are carefully monitoring the ongoing evolution of the COVID-19 health crisis, we feel encouraged by seeing our retail stores re-opening and consumers returning to our locations. With a strong balance sheet and solid collection rates, Acadia remains well positioned to withstand the temporary disruption caused by COVID-19,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “We are confident that our unique and diversified portfolio will enable us and our tenants to survive and, ultimately, thrive during these unprecedented times. Furthermore, we are well situated to pursue new investment opportunities as they arise.”

OPERATIONS UPDATE

COVID-19 Impact on Operations

Second quarter per share GAAP income, NAREIT FFO and FFO before Special Items were adversely impacted by approximately $0.10 representing Acadia’s share of credit loss, straight-line rent reserves and tenant abatements associated with the COVID-19 Pandemic, as follows (in millions):

	Core - Same Store	Core - Other	Funds	Total

Credit Loss - Billed Rents	$4.2	$1.1	$0.7	$6.0
Straight Line Rent Reserve	N/A	2.4	0.3	2.7
Rent Abatements	0.7	—	—	0.7

Total	$4.9	$3.5	$1.0	$9.4

Core Cash Collections

As of June 30, 2020, the Company has collected 71% of its billed Core rents and recoveries. In addition to the 71% collected, at June 30, 2020, the Company has reached deferral agreements, the majority of which are national credit-worthy tenants, on approximately 12% of its second quarter billed Core rents and recoveries for an aggregate of 83% of its billed Core rents and recoveries.

The Company’s Street and Urban portfolio is located in key gateway markets and comprises approximately 60% of its Core ABR. As of June 30, 2020, the Company has collected approximately 70% of its Street and Urban portfolio’s billed rents and recoveries. The Company’s Suburban portfolio represents approximately 40% of its Core ABR, of which the Company has collected 72% of its Suburban billed rents and recoveries as of June 30, 2020.

Additionally, as of July 31, 2020, the Company has collected approximately 74% of its July billed Core rents and recoveries.

All amounts above are based upon pre-COVID billings and exclude the impact of any security deposits applied against tenant accounts.

There can be no assurance that all payment deferral plans will be consummated on the agreed-upon terms and/or if consummated, repaid by terms of the agreement.

Core Opening Status

At June 30, 2020 and continuing through July 31, 2020, Core store openings continued to increase based on pro-rata ABR and GLA as follows:

	Approximate	% Open - ABR			% Open - GLA
Asset Type	% of Core ABR	June 30, 2020	July 31, 2020	% of Core GLA	June 30, 2020	July 31, 2020
Street	40%	60%	74%	12%	68%	73%
Urban	20%	79%	85%	17%	84%	90%
Suburban	40%	87%	88%	71%	90%	90%
Total Core Portfolio	100%	74%	82%	100%	86%	88%

Dividend

The Board of Trustees temporarily suspended distributions on its common shares and common units for the third quarter of 2020. The Board will continue to evaluate its dividend policy each quarter and intends to maintain compliance with its REIT taxable income requirements.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release.

Net Income

Net income attributable to Acadia for the quarter ended June 30, 2020 was $19.4 million, or $0.22 per share. This included $9.4 million, or $0.10 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic that was offset by $24.9 million of Acadia’s share, or $0.27 per share from the monetization and unrealized gain of Albertsons. Net income attributable to Acadia for the quarter ended June 30, 2019 was $9.1 million, or $0.11 per share.

Net income attributable to Acadia for the six months ended June 30, 2020 was $11.0 million, or $0.12 per share. This included (i) $13.6 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) $12.4 million of Acadia’s share, or $0.14 per share attributable to impairment charges within the Funds. These charges were offset by $24.9 million of Acadia’s share, or $0.27 per share from the monetization and unrealized gain of Albertsons. Net income attributable to Acadia for the six months ended June 30, 2019 was $21.3 million, $0.26 per share, inclusive of $5.8 million, or $0.07 per share, related to a previously-announced accelerated tenant recapture.

FFO as Defined by NAREIT

FFO for the quarter ended June 30, 2020 was $44.9 million, or $0.49 per share. This included $9.4 million, or $0.10 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic that was offset by $24.9 million of Acadia’s share, or $0.27 per share, from the monetization and unrealized gain of Albertsons. FFO was $31.8 million, or $0.36 per share, for the quarter ended June 30, 2019.

FFO for the six months ended June 30, 2020 was $72.7 million, or $0.79 per share. This included $13.6 million, or $0.15 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic that was offset by $24.9 million of Acadia’s share, or $0.27 per share, from the monetization and unrealized gain of Albertsons. FFO was $66.6 million, or $0.75 per share, including $5.8 million, or $0.07 per share related to a previously-announced accelerated tenant recapture for the six months ended June 30, 2019.

FFO Before Special Items

FFO before Special Items for the quarter ended June 30, 2020, excludes Acadia’s share of $18.4 million, or $0.20 per share, of unrealized gain on Albertsons. Accordingly, FFO before Special Items was $26.6 million, or $0.29 per share, which includes $6.5 million, or $0.07 per share, from the realized gain of Albertsons for the quarter ended June 30, 2020. There were no Special Items for the quarter ended June 30, 2019.

FFO before Special Items for the six months ended June 30, 2020, excludes Acadia’s share of $18.4 million, or $0.20 per share, of unrealized gain on Albertsons. Accordingly, FFO before Special Items was $54.3 million, or $0.59 per share, which includes $6.5 million, or $0.07 per share, from the realized gain of Albertsons for the six months ended June 30, 2020. There were no Special Items for the six months ended June 30, 2019.

CORE AND FUND PORTFOLIOS

Core Operating Results

The Company had a decrease in same-property NOI of -18.7% for the three months ended June 30, 2020 predominantly due to credit reserves and abatements on billed Core rents and recoveries along with the short-term delays of rent commencement on executed new leases.

The Core Portfolio was 92.6% occupied and 93.3% leased as of June 30, 2020 compared to 93.1% occupied and 93.9% leased as of March 31, 2020. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

The Company did not have any conforming new leases for the second quarter. During the second quarter, the Company generated a 3.3% increase in rent on a GAAP basis and -2.4% decrease in rent on a cash basis, on 10 conforming renewal leases aggregating approximately 189,000 square feet.

The Company has a strong new lease pipeline (at lease or under LOI) of approximately $6.5 million of its Core pro-rata annualized base rents, at rents that were largely in line with pre-COVID expectations. The leases in the pipeline include several key street and urban locations in New York City, Chicago and San Francisco.

Fund Activity

Albertsons (Fund II). During the second quarter, as previously announced, the RCP Venture (on behalf of Fund II) monetized approximately $23.2 million of its interest in Albertsons (approximately $6.5 million on a pro-rata basis). The RCP Venture has a remaining ownership interest of approximately 4.1 million shares of Albertsons (of which Acadia’s share is 1.1 million shares) at June 30, 2020.

Colonie Plaza (Fund IV). As previously announced, Fund IV completed the disposition of Colonie Plaza in Albany, New York, a property within the Northeast Grocery Portfolio for $15.3 million and repaid the property’s $11.6 million mortgage during the second quarter. The Company does not report return metrics for partial sales of portfolio transactions.

FINANCING AND LIQUIDITY

Core Portfolio

Based on improving cash collections, the Company generated and retained cash flow from operations.

Subsequent to June 30, 2020, the Company closed on a new $30.0 million one-year unsecured term loan, with an accordion to increase up to $90.0 million.

Fund Portfolio

Fund V has $208.0 million of acquisition capital remaining to reinvest (approximately $600.0 million on a leveraged basis) as opportunities arise. Fund V continues to make cash distributions. There were no new investments during the second quarter.

CONFERENCE CALL

Management will conduct a conference call on Thursday, August 6, 2020 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, August 6, 2020

Time:           11:00 AM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “2299383”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “2299383”

Available Through:     Thursday, August 13, 2020

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 Pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 Pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, (e) the potential adverse impact on returns from development and redevelopment projects, and (f) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rental income	$62,639	$69,109	$133,096	$142,299
Other	1,134	1,120	2,097	1,917
Total revenues	63,773	70,229	135,193	144,216

Operating expenses
Depreciation and amortization	33,793	30,304	67,170	60,637
General and administrative	8,720	9,034	17,790	17,357
Real estate taxes	10,697	9,852	21,144	19,455
Property operating	16,806	12,553	30,126	24,087
Impairment charges	—	1,400	51,549	1,400
Total operating expenses	70,016	63,143	187,779	122,936

Gain on disposition of properties	485	—	485	2,014
Operating (loss) income	(5,758)	7,086	(52,101)	23,294

Equity in (losses) earnings of unconsolidated affiliates	(786)	3,559	469	5,830
Interest income	2,095	4,142	5,024	6,412
Realized and unrealized holding gains on investments and other	87,811	—	87,281	—
Interest expense	(18,319)	(19,759)	(36,621)	(37,618)
Income (loss) from continuing operations before income taxes	65,043	(4,972)	4,052	(2,082)
Income tax (provision) benefit	(137)	(265)	815	(219)
Net income (loss)	64,906	(5,237)	4,867	(2,301)
Net (income) loss attributable to noncontrolling interests	(45,496)	14,317	6,129	23,578
Net income attributable to Acadia	$19,410	$9,080	$10,996	$21,277

Less: net income attributable to participating securities	(244)	(27)	(233)	(99)
Net income attributable to Common Shareholders - basic and diluted earnings per share	$19,166	$9,053	$10,763	$21,178

Weighted average shares for diluted earnings per share	86,180	83,704	86,576	82,873

Net income per share - basic, Net earnings per share - basic and diluted (b)	$0.22	$0.11	$0.12	$0.26

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net (Loss) Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income attributable to Acadia	$19,410	$9,080	$10,996	$21,277

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	24,390	21,722	48,478	43,721
Impairment charge (net of noncontrolling interests' share)	—	321	12,400	321
Gain on disposition of properties (net of noncontrolling interests' share)	(111)	—	(111)	(384)
Income attributable to Common OP Unit holders	1,136	587	674	1,382
Distributions - Preferred OP Units	123	135	249	270
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$44,948	$31,845	$72,686	$66,587

Adjustments for Special Items:
Less: Albertsons unrealized gain (net of noncontrolling interest share)	(18,397)	—	(18,397)	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$26,551	$31,845	$54,289	$66,587

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,180	83,704	86,576	82,873
Weighted-average OP Units outstanding	5,003	5,124	5,096	5,169
Assumed conversion of Preferred OP Units to common shares	465	499	465	499
Assumed conversion of LTIP units and restricted share units to common shares	—	203	—	203
Weighted average number of Common Shares and Common OP Units	91,648	89,530	92,137	88,744

Diluted Funds from operations, per Common Share and Common OP Unit	$0.49	$0.36	$0.79	$0.75

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.29	$0.36	$0.59	$0.75

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating (Loss) Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Consolidated operating (loss) income	$(5,758)	$7,086	$(52,101)	$23,294
Add back:
General and administrative	8,720	9,034	17,790	17,357
Depreciation and amortization	33,793	30,304	67,170	60,637
Impairment charge	—	1,400	51,549	1,400
Less:
Above/below market rent, straight-line rent and other adjustments	5,313	(3,331)	3,944	(12,629)
Gain on disposition of properties	(485)	—	(485)	(2,014)
Consolidated NOI	41,583	44,493	87,867	88,045

Noncontrolling interest in consolidated NOI	(11,694)	(12,084)	(25,992)	(25,062)
Less: Operating Partnership's interest in Fund NOI included above	(2,826)	(3,309)	(6,421)	(6,813)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	2,874	6,670	9,220	13,265
NOI - Core Portfolio	$29,937	$35,770	$64,674	$69,435

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	June 30, 2020	December 31, 2019
ASSETS
Investments in real estate, at cost
Land	$771,797	$756,297
Buildings and improvements	2,822,282	2,740,479
Tenant improvements	182,913	173,686
Construction in progress	6,498	13,617
Right-of-use assets - finance leases	25,086	102,055
Right-of-use assets - operating leases, net	88,964	60,006
	3,897,540	3,846,140
Less: Accumulated depreciation and amortization	(528,983)	(490,227)
Operating real estate, net	3,368,557	3,355,913
Real estate under development	264,684	253,402
Net investments in real estate	3,633,241	3,609,315
Notes receivable, net	134,692	114,943
Investments in and advances to unconsolidated affiliates	250,825	305,097
Other assets, net	196,741	190,658
Cash and cash equivalents	34,273	15,845
Restricted cash	14,074	14,165
Rents receivable	64,902	59,091
Total assets	$4,328,748	$4,309,114

LIABILITIES
Mortgage and other notes payable, net	$1,161,577	$1,170,076
Unsecured notes payable, net	472,507	477,320
Unsecured line of credit	177,400	60,800
Accounts payable and other liabilities	408,266	371,516
Dividends and distributions payable	147	27,075
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,520	15,362
Total liabilities	2,235,417	2,122,149
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 86,264,641 and 87,050,465 shares, respectively	86	87
Additional paid-in capital	1,693,006	1,706,357
Accumulated other comprehensive loss	(90,209)	(31,175)
Distributions in excess of accumulated earnings	(147,291)	(132,961)
Total Acadia shareholders’ equity	1,455,592	1,542,308
Noncontrolling interests	637,739	644,657
Total equity	2,093,331	2,186,965
Total liabilities and equity	$4,328,748	$4,309,114

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings and (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The effect of the conversion of common units of partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and further adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.